Exhibit 10.3

      Patents licensing agreement with Itzhak Tavori dated August 14, 2004

                                    AGREEMENT

           This Agreement is made as of August 14, 2004 by and between

Itzhak Tavori, a citizen of Israel, ID 55723027 from 22 Stern St., Herzelia, Israel, Fax 09-9554797, ("Tavori"), and

Voice Diary Inc, a Delaware company, EIN 73-1629948, from 200 Robbins Lane, Jericho NY 11753, USA, Fax 516-937-3906 (the "Company").

WHERAS, Tavori solicited business relationship between the and Natali (the company for emergency medicine in Israel) Ltd ("Natali") (the "Solicitation");

WHEREAS, Tavori is the inventor and sole owner to several patents for the invention Portable Vital Signs Monitor (the "Invention"), as described in U.S. Patent No. 5724025 and EU Patent application Number 97102255.3 (the "Patents"); and

WHEREAS, the Company, is desirous of acquiring rights, title and interest in the Invention and the Patents and Tavori wishes to sell to the Company rights, title and interest in the Invention and Patents, under the terms and conditions of this agreement; and

WHEREAS, the parties want to collaborate in the development of a cellular EKG device or other products that make use of the Invention or the Patents (the "Products");

Now therefore the parties agree as follows:

1.    Solicitation fee

      a. For the solicitation the Company will issue Tavori 180,941 options representing 2% of all the issued shares of Class A Common Stock of the company as of the date of this agreement, to purchase shares of Class A Common Stock of the Company under its 2003 Stock Option Plan exercisable under the terms of the Stock Option Agreement to be signed concurrently with this agreement. The stock will be issued not later then 15 Sep. 2004.

      b. In addition, the Company will allocate to Tavori 45,235 shares of Class A Common Stock of the Company, representing 0.5% of all the issued shares of Class A Common Stock of the company as of the date of this agreement, at par value, or part there-off for each of the first six orders of $500,000 or part there-off that the Company will receive from Natali or any other customer above the initial order that the Company already have received from Natali.

2.    Non-exclusive license

a. Tavori hereby grants the Company a world-wide non-exclusive license to exploit the Invention and the Patents, to make, have made, use, sell, offer for sale, export and import the Products (the "Non-exclusive License").

b. The Non-exclusive License is granted by Tavori to the Company in consideration of payments of 3% from the sales of the Products (the "Royalties") until the total amount of such payments made by the Company to Tavori shall equal $400,000.

3.    Assignment of the Patents, Consideration.

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      a.    Tavori hereby agrees that when the amount of the Royalties paid by the Company to Tavori will be equal or greater than $300,000 Tavori will irrevocably sell, assign and transfer to the Company all the rights, the entire rights, title, and interest in and to the Patents and the Invention, including but not limited to, the patent claims, the rights to prepare derivative works, all goodwill, the rights to assign all the hereby assigned rights, and all other rights (the "assignment"), to be held and enjoyed by the Company for its own use and for his legal representatives, successors and assigns, to the full end of the term for which said Patent is granted, as fully and entirely as the same would have been held by Tavori had this assignment and sale not been made, and further the Company will be granted under the Assignment an exclusive, royalty-free (except as provided under 2.d above), worldwide, assignable license (with the right to grant sublicenses) to the Invention and Patents, until such time that the assignment to the Company becomes effective.

      b. Tavori shall receive 50% of all monies or assets, in whatever form, that the company shall receive resulting from a law suit filed on account of the breach of the Patents for which an enforceable decision shall be made by a competent court, or from any other business opportunity including, but not limited to, sub-licensing, sub-contracting, selling of rights, selling of order, or else. Such payment shall be made only on account of monies or assets fully obtained by the Company.

4.    Position

      If the Company will raise two million dollar or more, in one round or more, to finance the development of the Products, then Tavori will become the Vice President of the Company. His duties and considerations will be formalized in a suitable employment contract between the parties as customary in the medical device market. The employment will be for at least two years. As part of his employment benefits Tavori will receive stock options for 2% of the outstanding shares of the Company, at nominal price, vested over two years.

5.    Representations and Warranties of Tavori

      a. Tavori has the right, power and authority to enter into this Agreement.

      b. Tavori is the exclusive owner of all right, title and interest, including all intellectual property rights, in the Invention and the Patents. The Invention and Patents are free of any liens, security interests, encumbrances or licenses. The Invention and Patents do not infringe the rights of any person or entity, as determined by the USPTO, EU or PCT application. There are no claims, pending or threatened, with respect to Tavori's rights in the Invention and Patents.

      c. This Agreement is valid, binding and enforceable in accordance with its terms.

      d. Tavori is not subject to any agreement, judgment or order inconsistent with the terms of this Agreement.

6.    Representations and Warranties of the Company

      a. The Company has the right, power and authority to enter into this Agreement and it obtained all necessary authorizations binding the Company to enter into this Agreement.

      b. The Company holds an order for 2,500 units in aggregate amount of $750,000 for a cellular EKG device from Natali and t he Company intends to use the Patent and Invention to develop said and similar products.

      c. This Agreement is valid, binding and enforceable in accordance with its terms.

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      d.    The Company is not subject to any agreement, judgment or order inconsistent with the terms of this Agreement.

7. Agreement to Perform Necessary Acts The parties agree to perform all and any further acts and execute and deliver any document that may be reasonably necessary to carry out the provisions of this Agreement.

8. Entire Agreement This Agreement, contains the entire understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties, between them, with respect to the subject matter hereof.

9. Cancellation of the Assignment The Assignment shall be cancelled and become void in either of the following cases in which case the Patent and all rights licensed or assigned hereunder (whether present or future rights, whether direct or derivative) in full shall return to Tavori:

      a. The Company decides to abandon its plan to develop or market the Products, or does not perform required activities to promote the product.

      b. In the event of a material breach by the Company of this Agreement not remedied within 30 days from receipt of a written notice specifying the nature of breach.

      c. If the Company shall make an assignment of its assets for the benefit of its creditors.

      d. If proceedings are commenced for the Company under any bankruptcy, insolvency, or debtor's relief law, provided that such proceeding or order for their execution has not been canceled within 30 days subsequent to the filing date thereof.

      e.    If the Company was liquidated or dissolved.

      f. If the Company fails to pay agreed considerations at the dates stipulated clause 3,4

10. Amendment This Agreement may be amended only by a writing signed by both parties.

11. Severability If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

12. Headers Headers used in this agreement shall have no bearing on its interpretation.

13. Governing Law This Agreement shall be construed in accordance with the laws of the State of New York.

14. Notices Notices under this Agreement shall be sufficient if personally delivered, or delivered by a major commercial rapid delivery courier service, or sent by facsimile, or mailed by certified or registered mail, return receipt requested, to a party at its addresses set forth above.

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IN WITNESS WHEREOF, the parties have executed this Agreement

Tavori _________________________

The Company ________________________

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